SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2006
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE	06-1340090
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

20415 Nordhoff Street	91311
Chatsworth, Ca	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (818) 773-0900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
On July 26, 2006, registrant made an earnings release announcing registrant’s second quarter 2006 financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of July 26, 2006, and registrant does not assume any obligation to update such information in the future.
On July 26, 2006, as previously announced, registrant held a teleconference and audio web cast to discuss its second quarter 2006 financial results. The transcript of, and the Financial Highlights Overview and Highlights presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the transcript and web cast is presented as of July 26, 2006, and registrant does not assume any obligation to update such information in the future.
The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.
On July 26, 2006, MRV publicly announced its unaudited statements of operations for the three and six months ended June 30, 2006 and its balance sheets at June 30, 2006. These financial statements, which are included herein as part of Item 8.01 of this Report, follow on pages 4 and 5 of this Report.
[Remainder of this page intentionally left blank]

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
	(Unaudited)
Revenue	$86,965	$64,647	$164,227	$126,654
Cost of goods sold	60,182	42,294	111,659	83,257

Gross profit	26,783	22,353	52,568	43,397
Gross margin	31%	35%	32%	34%

Operating costs and expenses:
Product development and engineering	6,672	6,287	13,652	12,818
Selling, general and administrative	21,897	18,300	42,611	36,580
Goodwill impairment	52	—	52	—

Total operating costs and expenses	28,621	24,587	56,315	49,398

Operating loss	(1,838)	(2,234)	(3,747)	(6,001)

Interest expense	(733)	(1,715)	(1,789)	(2,501)
Other income, net	1,050	231	1,666	716

Loss before taxes	(1,521)	(3,718)	(3,870)	(7,786)
Provision for taxes	1,122	425	2,454	2,794

Net loss (1)	$(2,643)	$(4,143)	$(6,324)	$(10,580)

Loss per share:
Basic and diluted	$(0.02)	$(0.04)	$(0.05)	$(0.10)
Weighted average number of shares:
Basic and diluted	125,073	104,350	116,442	104,248

(1)	Net loss for the three and six months ended June 30, 2006 included share-based compensation expense related to employee stock options of $875,000 and $1.6 million, respectively, under SFAS 123(R). Net loss for three and six months ended June 30, 2005 included share-based compensation expense under SFAS 123 of $162,000.

MRV Communications, Inc.
Balance Sheets
(In thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92,622	$67,984
Short-term marketable securities	27,591	—
Time deposits	1,075	1,475
Accounts receivable, net	84,914	92,466
Inventories	65,428	42,216
Deferred income taxes	873	873
Other current assets	11,268	7,828

Total current assets	283,771	212,842

Property and equipment, net	14,265	14,065

Goodwill	35,215	33,656

Deferred income taxes	136	136

Other assets	4,415	4,478

	$337,802	$265,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$21,656	$30,378
Accounts payable	53,138	45,372
Accrued liabilities	30,197	29,272
Deferred revenue	6,598	6,076
Other current liabilities	3,001	2,230

Total current liabilities	114,590	113,328

Convertible notes	23,000	23,000

Other long-term liabilities	7,051	6,694

Minority interest	5,219	5,151

Commitments and contingencies

Stockholders’ equity	187,942	117,004

	$337,802	$265,177

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s earnings release of July 26, 2006 announcing registrant’s second quarter 2006 (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of, and the Financial Highlights Overview and Highlights, presented at, registrant’s teleconference of July 26, 2006 (furnished pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 28, 2006

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer